Exhibit 10.15

Execution Copy

AMENDMENT NO. 2 TO PRODUCTION AGREEMENT

This Amendment No. 2 to Production Agreement (this “Amendment”) is made and entered into this 28th day of April, 2003 by and between OraSure Technologies, Inc., a Delaware corporation, with its registered offices at Bethlehem, Pennsylvania 18015 U.S.A. (the “Purchaser”), and Koninklijke Utermöhlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered offices at Wolvega, the Netherlands (the “Seller”). Seller and Purchaser are each referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

Seller and Purchaser are parties to a Production Agreement, dated June 8, 1998, as amended by Amendment No. 1 to Production Agreement (“Amendment No. 1”), dated as of December 11, 2001 (collectively, the “Original Agreement”), pursuant to which Seller agreed to produce certain products related to the Histofreezer Business for the Purchaser. The Parties desire to amend further the Original Agreement in order to provide for the production of a New Product by Seller for Purchaser for ultimate sale into the over-the-counter or consumer market in certain territories.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained in this Amendment, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.    Definitions.    Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement.

2.    New Product.    Exhibit 1 to the Original Agreement is hereby amended to add the following New Product (referred to herein as the “OTC Product”):

Art. Nr.	Description
1001-0063	Compound W Freeze OFF

The OTC Product shall be deemed to be a “Product” under the Original Agreement.

3.    OTC Product Specifications.    The Specifications for the OTC Product (the “OTC Product Specifications”) shall mean the technical file set forth in Exhibit 3 to this Amendment as the same shall be amended from time to time pursuant to Section 3.1 of the Original Agreement, together with current ISO 9002/46002 standards, CE standards, all relevant laws, all relevant regulations, all relevant directives, the Quality System Regulation (including then current Good Manufacturing Practices) as promulgated by the United States Food and Drug Administration, principles of good workmanship, acknowledged standards and specific (but reasonable) instructions of the Purchaser in the relevant order for any OTC Product(s). The OTC Product Specifications shall be deemed to be the “Specifications” for the OTC Product for all purposes of the Original Agreement.

4.    Other Specifications.    The Specifications for all other Products are hereby amended to include the Quality System Regulation (including then current Good Manufacturing Practices) as promulgated by the United States Food and Drug Administration.

5.    Supply of Packaging Components.    Purchaser shall be responsible for supplying or arranging for the supply of the packaging and labeling materials noted in Exhibit 4 to this Amendment (collectively, the “OTC Packaging Components”). Seller shall not be responsible for providing or paying for the OTC Packaging Components, but shall use such OTC Packaging Components in packaging and assembling the OTC Product purchased hereunder.

6.    Purchase Price.

(a) The price for the purchase of OTC Product shall be as set forth in Exhibit 6 to this Amendment.

(b) The parties acknowledge a typographical error in Section 4.2 of Amendment No. 1. The change from “30%” to “10%” in such Section should have been, and is hereby deemed to have been, made to Section 4.3 of the Original Agreement.

7.    No Other Changes.    Except as set forth in this Amendment, the Original Agreement remains in full force and effect without any other changes. The Original Agreement, together with this Amendment, constitute the entire agreement between the Seller and the Purchaser with respect to the subject matter hereof and thereof and supersede and cancel all previous negotiations, agreements, and commitments, whether oral or in writing, with respect to such subject matter. All references to the Original Agreement shall be deemed to mean the Original Agreement as amended by this Amendment.

8.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of a signed original shall be deemed to be the same as delivery of a signed original.

9.    Governing Law.    This Amendment and any controversy, claim or dispute arising under this Amendment shall be governed by, and construed in accordance with, the laws of the Netherlands.

IN WITNESS WHEREOF, the undersigned duly authorized officers of the Seller and the Purchaser have executed this Amendment as of the date first above written.

ORASURE TECHNOLOGIES, INC.		KONINKLIJKE UTERMÖHLEN N.V.

By:	/s/ Mike Gausling	By:	/s/ D. T. van der Vat

	Name: Mike Gausling Title: President and CEO		Name: D.T. van der Vat Title: President

EXHIBIT 3

OTC Product Specifications

* * * * * * * * * * * *

EXHIBIT 4

OTC Package Components

1.	Boxes for each unit of OTC Product, with labeling approved by Purchaser;
2.	Package inserts or instructions in form approved by Purchaser;
3.	Shipping cases (standard corrugated);
4.	Shipping case label in form approved by Purchaser; and
5.	Transparent tamper resistant labels for the box (if required).

EXHIBIT 6

OTC Product Price

(Per Unit)

Price
1.	Materials
	- 110 ml. canister filled with 80 ml. of refrigerant	* * * *
	- Foam Bud Applicators (12 in a bag)	* * * *
2.	Labor	* * * *
3.	Overhead	* * * *
4.	Profit	* * * *

	Total Price Per Unit	* * * *

A unit of OTC Product shall consist of an 110 ml canister filled with 80 ml. of refrigerant and a 12-count set of 5 mm. foam tip applicators, manufactured, assembled and packaged in accordance with the OTC Product Specifications.